UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2003

RAINBOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16641	95-3745398

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Technology Drive, Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 450-7300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. ACQUISITION AND DISPOSITION OF ASSETS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 2. ACQUISITION AND DISPOSITION OF ASSETS

          Acquisition of Chrysalis-ITS

          On September 5, 2003, pursuant to a Business Combination Agreement,(“the Agreement”) RTI Acquisition Corp.,(“RTI”) an Ontario corporation and wholly owned subsidiary of the Registrant, formed for the purpose of the transaction, amalgamated with a privately held hardware security developer and manufacturer, Chrysalis-ITS, Inc., (“Chrysalis”) an Ontario corporation, with headquarters in Ottawa, Canada. The purchase price for the transaction was $20 million cash and was funded by the Registrant’s working capital. The consideration for the transaction was determined through arms’-length negotiations. There was no material relationship between Chrysalis, the Chrysalis Shareholders, the Chrysalis Shareholders’ Representative, or their affiliates with RTI, the Registrant, or their affiliates.

          The name of the amalgamated company is Rainbow-Chrysalis Inc.

          The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1.

          A copy of the press release issued by the Registrant on September 9, 2003 concerning the foregoing transaction is filed as Exhibit 99.1 hereto.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

          Financials Statements.

(a) and (b)	Not applicable.

(c)	Exhibits.

2.1	Business Combination Agreement dated September 5, 2003 by and among the Registrant, RTI, Chrysalis, and the Shareholders’ Representative.

99.1	Text of Press Release dated September 9, 2003

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

RAINBOW TECHNOLOGIES, INC.

Date: September 16, 2003	By:	/s/ Walter W. Straub

Walter W. Straub,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Business Combination Agreement dated September 5, 2003 by and among the Registrant, Merger Sub, Chrysalis, and the Shareholders’ Representative.

99.1	Text of Press Release dated September 9, 2003